Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements of Carbonite, Inc. and subsidiaries and the effectiveness of Carbonite, Inc. and subsidiaries’ internal control over financial reporting dated March 12, 2018, appearing in the Annual Report on Form 10-K of Carbonite, Inc. for the year ended December 31, 2017.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 12, 2018